Exhibit 4.13

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

everyday health, inc.

WARRANT TO PURCHASE COMMON STOCK

No. CW-__	March 12, 2014

Void After March 12, 2017

This Warrant (this “Warrant”) certifies that, for value received, Mayo Foundation for Medical Education and Research, located at 200 First Street SW, Rochester, Minnesota 55905, or its permitted transferees (the “Holder”), is entitled to subscribe for and purchase from Everyday Health, Inc., a Delaware corporation (the “Corporation” or the “Company”) one hundred and fifty thousand (150,000), shares of Common Stock of the Corporation (the “Common Stock”) at a price per share equal to the Exercise Price (defined below).

1.      Definitions. As used herein, the following terms shall have the following respective meanings:

(a)   “Exercise Period” shall mean the period commencing with the date hereof and ending three years from the date hereof, unless sooner terminated as provided below.

(b)   “Exercise Price” shall mean $0.01 per share, subject to adjustment pursuant to Section 5 below.

(c)    “Exercise Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2.      Exercise of Warrant. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Corporation at its address set forth below (or at such other address as it may designate by notice in writing to the Holder):

(a)   An executed Notice of Exercise in the form attached hereto;

(b)   Payment of the Exercise Price either in cash or by check; and

(c)    This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. If this Warrant is exercised in part, the Holder is entitled to receive a new Warrant covering the number of Exercise Shares in respect of which this Warrant has not been exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1              Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Corporation’s Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this

1.

Warrant at the principal office of the Corporation together with the properly endorsed Notice of Exercise in which event the Corporation shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where X =	the number of shares of Common Stock to be issued to the Holder
	Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
	A =	the fair market value of one share of the Corporation’s Common Stock (at the date of such calculation)
	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Corporation’s Board of Directors in good faith.

3.      Covenants of the Corporation.

3.1  Covenants as to Exercise Shares. The Corporation covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will at all times during the Exercise Period, have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2              Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to the Holder, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.      Representations of Holder.

4.1              Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2              Securities Are Not Registered.

(a)   The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Corporation is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)   The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Corporation has no obligation to register the Warrant or the Exercise Shares of the Corporation, or to comply with any exemption from such registration.

2.

(c)    The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Corporation presently has no plans to satisfy these conditions in the foreseeable future.

4.3  Economic Risk and Protection of Interest.

(a)   The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation so that it is capable of evaluating the merits and risks of its investment in the Corporation and has the capacity to protect its own interests. The Holder must bear the economic risk of this investment indefinitely unless the Exercise Shares are registered pursuant to the Act, or an exemption from registration is available. The Holder understands that the Corporation has no present intention of registering the Exercise Shares. The Holder also understands that there is no assurance that any exemption from registration under the Act will be available and that, even if available, such exemption may not allow the Holder to transfer all or any portion of the Warrant or the Exercise Shares under the circumstances, in the amounts or at the times the Holder might propose.

(b)   The Holder represents that by reason of its, or of its management’s, business or financial experience, the Holder has the capacity to protect its own interests in connection with the transactions contemplated herein. Further, the Holder is aware of no publication of any advertisement in connection with the transactions contemplated herein.

4.4  Accredited Investor. The Holder represents that it is an “accredited investor” within the meaning of Regulation D under the Act.

4.5  Corporate Information. The Holder has had the full and complete opportunity to discuss the Corporation’s business, management and financial affairs with directors, officers and management of the Corporation and has had the full and complete opportunity to review the Corporation’s operations and facilities. The Holder has also had the opportunity to ask questions of and receive answers from, the Corporation and its management regarding the terms and conditions herein.

4.6  Residence. If the Holder is an individual, then the Holder resides in the state or province identified in the address of the Holder set forth below; if the Holder is a partnership, corporation, limited liability Corporation or other entity, then the office or offices of the Holder in which its investment decision was made is located at the address or addresses of the Holder set forth below.

4.7              Disposition of Warrant and Exercise Shares.

(a)   Except pursuant to a transfer by the Holder of the Warrant to an affiliate of the Holder, the Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)                 The Corporation shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

(ii)               There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)             The Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Corporation, the Holder shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

3.

(b)   The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

5.      Adjustment of Exercise Shares and Exercise Price. In the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

Whenever the Exercise Price and the number of Exercise Shares is adjusted as provided in this Section 5, the Corporation shall promptly prepare a certificate of an officer of the Corporation, setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the Exercise Shares and the Exercise Price in effect immediately prior to such adjustment and as adjusted and the manner of computing the same as provided in this Warrant, and cause a copy of such certificate to be mailed to the Holder.

6.      Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Corporation shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7.      Early Termination. In the event of, at any time during the Exercise Period, the consolidation or merger of the Corporation with or into another corporation (other than a merger solely to effect a reincorporation of the Corporation into another state), or the sale or other disposition of all or substantially all the properties and assets of the Corporation in its entirety to any other person, the Corporation shall provide to the Holder at least twenty (20) days advance written notice of the anticipated closing of such consolidation, merger or sale or other disposition of the Corporation’s assets, and this Warrant shall terminate unless exercised prior to the occurrence of such consolidation, merger or sale or other disposition of the Corporation’s assets.

8.      Market Stand-Off Agreement. Holder agrees that the market stand-off provisions applicable to the Corporation’s stockholders under its existing Sixth Amended and Restated Stockholder Rights Agreement will apply to any Common Stock (or other securities) of the Corporation obtained by Holder upon exercise of the Warrant.

9.      No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

10.  Transfer of Warrant. Upon the written consent of the Corporation, and subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Corporation.

4.

11.  Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.  Equitable Relief.   Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

13.  Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Corporation, to Everyday Health, Inc., Attention: General Counsel, 345 Hudson Street, New York, NY 10014, and (b) if to the Holder, to [Holder Name], Attention: [title], [Address], or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

14.  Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15.  Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware. The Company and the Holder agree that any action brought by either party under or in relation to this Warrant, including without limitation to interpret or enforce any provision of this Warrant, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any federal or state court located in New York. THE COMPANY AND THE HOLDER HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS WARRANT AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

16.  Amendment and Waiver. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

17.  Counterparts. This Warrant may be executed and delivered in any number of counterparts (including counterparts delivered by electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument.

* * * * * * *

5.

In Witness Whereof, the undersigned parties have caused this Warrant to be executed by their duly authorized persons as of March 12, 2014.

EVERYDAY HEALTH, INC.

By:/s/ Alan Shapiro

Name: Alan Shapiro

Title: EVP & General Counsel

Agreed and Accepted to by:

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By: /s/ David P. Herbert

Name: David P. Herbert

Title: 3/13/2014

6.

NOTICE OF EXERCISE

TO: Everyday Health, Inc.

(1)      ☐      The undersigned hereby elects to purchase ________ shares of the Common Stock of Everyday Health, Inc. (the “Corporation”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐      The undersigned hereby elects to purchase ________ shares of the Common Stock of the Corporation pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)      Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

________________________

(Name)

________________________

________________________

(Address)

(3)      The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Corporation’s business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision regarding its investment in the Corporation; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Corporation and the Corporation has not made such information available and has no present plans to do so; and (vi) other than to an affiliate, the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Corporation with an opinion of counsel satisfactory to the Corporation, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)

Dated: _______________, 20__

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.